American Homes 4 Rent Reports First Quarter 2014 Financial and Operating Results

- Revenue Increased 19.1% Compared to Fourth Quarter 2013 -

- Generated Core Funds From Operations of $0.12 per FFO Share -

- Acquired 2,237 Homes, Increasing Portfolio to More Than 25,000 Homes -

- Leased Homes Increased by 3,338 Homes, Raising 90+ Days Rent Ready Occupancy to 95.1% -

AGOURA HILLS, Calif., May 5, 2014 /PRNewswire/ -- American Homes 4 Rent (NYSE: AMH), a leading provider of high quality single-family rental homes ("AMH," "the Company," "we" or "us"), today announced its financial and operating results for the quarter ended March 31, 2014.

Highlights

  19.1% sequential quarterly growth in revenues to $77.3 million.
  Core funds from operations ("Core FFO") (as defined) for the first quarter of 2014 were $28.1 million or $0.12 per FFO share.
  Net operating income from leased properties ("NOI") for the quarter ended March 31, 2014 was $47.7 million, a 19.4% increase from the $40.0 million reported for the fourth quarter ended December 31, 2013.
  Acquired 2,237 homes, increasing the portfolio to 25,505 single-family properties as of March 31, 2014 from 23,268 as of December 31, 2013.  The Company acquired an additional 513 single-family properties in April 2014, increasing total portfolio to 26,018.
  As of March 31, 2014, the Company had 20,666 leased properties, an increase of 3,338 properties from December 31, 2013.
  Continued strong occupancy with 95.1% of properties leased that have been rent-ready for more than 90 days and total portfolio occupancy of 81.0%.  Total leases increased by 1,307 properties in April 2014, increasing total portfolio occupancy to 84.5% as of April 30, 2014.
  On May 2, 2014, the Company issued 7,600,000 5.50% Series C participating preferred shares in an underwritten public offering and concurrent private placement, raising gross proceeds of $190.0 million.  In addition, the Company granted the underwriters an option to purchase up to an additional 1,110,000 5.50% Series C participating preferred shares on or before May 29, 2014 solely to cover overallotments.

"We had another strong quarter as evidenced by our solid operating performance," stated David Singelyn, American Homes 4 Rent's Chief Executive Officer. "We are just beginning to realize the benefits of our fully internalized operating and property management platform as evidenced by our leased portfolio increasing by 3,338 homes in the quarter, which increased our portfolio occupancy to 81.0%, and our stabilized portfolio occupancy, defined as homes that have been rent-ready for at least 90 days, to 95.1%. In addition, we continued to put our capital to work, acquiring 2,237 homes in 31 of our target markets. We are excited about the upcoming opportunities we have at American Homes 4 Rent and, through our select financings, are laying the groundwork to continue to grow and scale this tremendous business."

First Quarter 2014 Financial Results

The Company had total revenues of $77.3 million for the first quarter of 2014, an increase of 19.1% over the $64.9 million in total revenues for the fourth quarter of 2013. Revenue growth was driven by continued strong leasing activity, as our total leased portfolio grew by 3,338 homes during the first quarter of 2014.

The Company had NOI from leased properties of $47.7 million for the first quarter of 2014, an increase of 19.4% over the $40.0 million reported for the fourth quarter of 2013. This increase is primarily due to the growth in rental income resulting from a larger number of leased properties.

The Company reported Core FFO of $28.1 million, or $0.12 per FFO share for the first quarter of 2014, compared to Core FFO of $25.6 million, or $0.11 per FFO share, for the fourth quarter of 2013. Growth in Core FFO was primarily driven by higher property NOI, as described above.

The Company reported a net loss of $6.9 million for the first quarter of 2014.

NOI, FFO and Core FFO are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.

Portfolio

As of March 31, 2014, the Company had 20,666 leased properties, an increase of 3,338 properties from December 31, 2013. At March 31, 2014, our occupancy rate for our portfolio of properties that have been rent-ready for more than 90 days was 95.1%, compared to 94.5% at December 31, 2013. Subsequent to quarter-end, our total leased portfolio increased by an additional 1,307 properties, increasing our total portfolio occupancy to approximately 84.5% at April 30, 2014.

Investments

In the first quarter of 2014, the company acquired 2,237 homes, increasing our total portfolio to 25,505 homes as of March 31, 2014, representing 9.6% increase over our portfolio of 23,268 homes as of December 31, 2013. Subsequent to quarter-end, we acquired an additional 513 properties through April 30, 2014.

Capital activities

On May 2, 2014, the Company issued 7,400,000 5.50% Series C participating preferred shares in an underwritten public offering for gross proceeds of approximately $185.0 million. In addition, the Company concurrently issued 200,000 5.50% Series C participating preferred shares in a private placement to the daughter of the Company's Chairman for gross proceeds of $5.0 million. The Series C participating preferred shares have an initial liquidation preference of $25.00 per share that may be increased by an additional amount based on home price appreciation in AMH's top 20 markets as determined by the Federal Housing Finance Agency's House Price Index, as described in the prospectus for the securities. The 5.50% Series C participating preferred shares will be traded on the New York Stock Exchange under the symbol "AMHPRC."

Recent announcements

On April 29, 2014, the Company announced the appointment of Diana M. Laing as Chief Financial Officer, effective May 18, 2014. Ms. Laing previously served as Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly-traded real estate operating company engaged in the development, redevelopment and operation of Class A office properties in the U.S. from May 2004 until it merged with Parkway Properties in December 2013. Before that, she held a number of senior executive finance positions in the real estate industry, including as Executive Vice President, Chief Financial Officer and Corporate Secretary of Arden Realty, a NYSE-listed REIT engaged in the ownership and operation of commercial office properties, from 1996 to 2000.

Additional information

A copy of AMH's First Quarter 2014 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call

A conference call is scheduled on Tuesday, May 6, 2014, at 10:00 a.m. Eastern Time to discuss AMH's financial results for the quarter ended March 31, 2014 and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under "For Investors." A replay of the conference call may be accessed through May 20, 2014 by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay pin number 13580256, or by using the link at www.americanhomes4rent.com, under "For Investors."

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and "American Homes 4 Rent" is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2014, we owned 25,505 single-family properties in selected submarkets in 22 states.

Forward-Looking Statements

This press release contains "forward-looking statements." These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "intend," "potential," "plan," "goal" or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we are just beginning to realize the benefits of our fully internalized operating platform. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company's control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the "Risk Factors" disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Non-GAAP Financial Measures

This press release and the First Quarter 2014 Supplemental Information Package include FFO, Core FFO and NOI, which are non-GAAP financial measures. We believe these are helpful to understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same way we do, FFO, Core FFO and NOI may not be comparable among REITs. In addition, FFO, Core FFO and NOI are not substitutes for net income / (loss) or cash flow from operations, as defined by GAAP, as measures of our liquidity, operating performance or our ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Supplemental Information Package.

Contact:
American Homes 4 Rent
Investor Relations
Phone: 855-794-2447
Email: investors@ah4r.com

American Homes 4 Rent Condensed Consolidated Balance Sheets (Amounts in thousands, except share information)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Single-family properties:
Land	$ 797,079	$ 728,362
Buildings and improvements	3,507,526	3,188,693
Single-family properties held for sale	6,226	6,569
	4,310,831	3,923,624
Less: accumulated depreciation	(92,177)	(62,202)
Single-family properties, net	4,218,654	3,861,422
Cash and cash equivalents	103,249	148,989
Restricted cash for resident security deposits	32,586	26,430
Rent and other receivables, net	6,180	6,863
Escrow deposits, prepaid expenses and other assets	24,081	39,212
Deferred costs and other intangibles, net	18,628	20,573
Goodwill	120,655	120,655
Total assets	$ 4,524,033	$ 4,224,144

Liabilities
Credit facility	$ 671,000	$ 375,000
Accounts payable and accrued expenses	112,583	103,397
Amounts payable to affiliates	6,799	-
Contingently convertible Series E units liability	69,694	66,938
Preferred shares derivative liability	29,849	28,150
Total liabilities	889,925	573,485

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares, $0.01 par value
per share, 450,000,000 shares authorized,
184,869,219 shares issued and outstanding
at March 31, 2014 and December 31, 2013	1,848	1,848
Class B common shares, $0.01 par value
per share, 50,000,000 shares authorized,
635,075 shares issued and outstanding
at March 31, 2014 and December 31, 2013	6	6
Preferred shares, $0.01 par value per share,
100,000,000 shares authorized, 9,460,000 and
9,060,000 issued and outstanding at March 31, 2014
and December 31, 2013, respectively	95	91
Additional paid-in capital	3,004,928	2,996,478
Accumulated deficit	(86,430)	(63,479)
Total shareholders' equity	2,920,447	2,934,944

Noncontrolling interest	713,661	715,715
Total equity	3,634,108	3,650,659

Total liabilities and equity	$ 4,524,033	$ 4,224,144

American Homes 4 Rent Condensed Consolidated Statements of Operations (Amounts in thousands, except share information) (Unaudited)

	For the Three Months
	Ended March 31,
	2014	2013
Revenues:
Rents from single-family properties	$ 73,761	$ 6,495
Other revenues from single-family properties	3,248	64
Other	269	-
Total revenues	77,278	6,559

Expenses:
Property operating expenses
Leased single-family properties	29,266	2,503
Vacant single-family properties and other	9,043	1,729
General and administrative expense	5,074	1,625
Advisory fees	-	2,742
Interest expense	1,502	370
Noncash share-based compensation expense	532	174
Acquisition fees and costs expensed	452	1,390
Depreciation and amortization	35,131	2,905
Total expenses	81,000	13,438

Remeasurement of Series E units	(2,756)	-
Remeasurement of Preferred shares	(457)	-

Loss from continuing operations	(6,935)	(6,879)

Discontinued operations
Gain on disposition of single-family properties	-	-
Income from discontinued operations	-	22
Total income from discontinued operations	-	22

Net loss	(6,935)	(6,857)

Noncontrolling interest	3,620	895
Dividends on preferred shares	3,121	-

Net loss attributable to common shareholders	$ (13,676)	$ (7,752)

Weighted average shares outstanding - basic and diluted	185,504,294	48,233,982

Net loss per share - basic and diluted:
Loss from continuing operations	$ (0.07)	$ (0.16)
Income from discontinued operations	-	-
Net loss attributable to common shareholders
per share - basic and diluted	$ (0.07)	$ (0.16)

Non-GAAP Financial Measures

Funds from Operations and Core Funds from Operations

The following is a reconciliation of net loss attributable to common shareholders to FFO and Core FFO for the three months ended December 31, 2013 and March 31, 2014 (amounts in thousands, except share and per share information):

	For the Three Months Ended
	December 31, 2013	March 31, 2014
Net loss attributable to common shareholders	$ (14,519)	$ (13,676)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,718	3,715
Depreciation and amortization of real estate assets	31,702	33,827
Funds from operations	$ 20,901	$ 23,866
Adjustments:
Acquisition fees and costs expensed	814	452
Noncash share-based compensation expense	473	532
Remeasurement of Series E units	1,619	2,756
Remeasurement of Preferred shares	1,810	457
Core funds from operations	$ 25,617	$ 28,063
Weighted average number of FFO shares (1)	239,122,332	239,127,560
FFO per weighted average FFO share	$ 0.09	$ 0.10
Core FFO per weighted average FFO share	$ 0.11	$ 0.12

(1)

Includes quarterly weighted average common shares outstanding and assumes full conversion of all Operating Partnership units outstanding, including 13,787,292 Class A units, 31,085,974 Series C units, 4,375,000 Series D units and 4,375,000 Series E units.

FFO is a non-GAAP measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute Core FFO by adjusting FFO for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of properties with existing leases, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E units liability and Preferred shares derivative liability to fair value.

We present FFO and FFO per FFO share because we consider FFO to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company. We believe that FFO is a helpful measure of a REIT's performance since FFO excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO and Core FFO per FFO share are helpful to investors as supplemental measures of the operating performance of our Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO and Core FFO are not a substitute for net cash flow provided by operating activities or net loss per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends. FFO and Core FFO also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute FFO and Core FFO in the same manner, FFO and Core FFO may not be comparable among REITs.

Reconciliation of Net Operating Income to Net Loss

NOI is a supplemental non-GAAP financial measure that AMH defines as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for leased single-family properties. NOI excludes remeasurement of preferred shares, remeasurement of Series E units, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, general and administrative expense, property operating expenses for vacant single-family properties and other and other revenues.

AMH considers NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our leased single-family properties. It should be considered only as a supplement to net income / (loss) as a measure of our performance. NOI should not be used as a measure of AMH's liquidity, nor is it indicative of funds available to fund AMH's cash needs, including its ability to pay dividends or make distributions. NOI also should not be used as a substitute for net income / (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

The following is a reconciliation of NOI to net loss as determined in accordance with GAAP (amounts in thousands):

	For the Three Months Ended
	December 31, 2013	March 31, 2014
Net loss	$ (9,471)	$ (6,935)
Remeasurement of Preferred shares	1,810	457
Remeasurement of Series E units	1,619	2,756
Depreciation and amortization	33,160	35,131
Acquisitions fees and costs expensed	814	452
Noncash share-based compensation expense	473	532
Interest expense	-	1,502
General and administrative expense	3,667	5,074
Property operating expenses for vacant
single-family properties and other	8,348	9,043
Other revenues	(420)	(269)
Net operating income	$ 40,000	$ 47,743